EXHIBIT 99.1

PureCycle Technologies Reports Fourth Quarter Fiscal Year 2025 Results & Corporate Update

Company achieves record 7.5 million pounds of PureFive® production in Q4; appoints Donald Carpenter as CFO; progresses Gen-2 design showing path to costs below virgin polypropylene

Orlando, Fla. – February 26, 2026 – PureCycle Technologies, Inc. (Nasdaq: PCT), a U.S.-based company revolutionizing plastic recycling, today, announced results for the fourth quarter and fiscal year ending December 31, 2025.

Fourth Quarter 2025 Highlights

Operations

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Produced record 7.5 million pounds of PureFive® rPP in Q4
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Added third shift at Denver, Pennsylvania sorting facility, increasing feedstock throughput by 44% quarter-over-quarter to 14 million pounds
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New Ironton CP2 compounding online; on-site PureFive ChoiceTM product compounding unit expected to be mechanically complete in March
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Improved feedstock procurement pricing by 6 cents per pound over the last 12 months, driven primarily by operational flexibility and improving market positions

Commercial

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Achieved fourth consecutive quarter of sequential revenue growth with $2.7 million in Q4 revenue
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Actively shipping to 11 customers with additional conversions expected as early as March 2026; pipeline exceeds 170 active opportunities across various stages of qualification
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Successfully produced high-value technical packaging applications including BOPP film snack wrappers, stand-up pouches, food-grade containers, and branded closures
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Applications representing 40–50 million pounds at full ramp remain on track for Q2/Q3 2026 start of ramp, with an additional 20-25 million pounds at full ramp on track for Q3/Q4 start

Growth

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Thailand project on track for 2027 mechanical completion; signed nine feedstock LOIs exceeding first purification line capacity; currently expect to break ground in 2H 2026
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Antwerp, Belgium project progressing with permits still expected 2H 2026; construction currently expected to begin by Q1 2027; mechanical completion expected by 2028
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Gen-2 purification initial design results show no technical constraints on plants up to 500 million pounds of capacity; corresponding capital expenditure approaching $1.00–$1.50 per pound
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Gen-2 cash costs expected to be below virgin on-purpose polypropylene production

Finance

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Ended Q4 with $181.6 million in total cash and marketable securities
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Core operations spending in line with prior guidance at approximately $8–9 million per month

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Repaid $20.3 million in high-cost equipment debt and retired $9.8 million in Ironton Bonds per schedule
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Extended expiring Series A warrants for one year with lowered call provision; provided three-month extension to public/private warrants; further details included in 8-K filing
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Thailand debt financing progressing with data room open and active weekly reviews with a major Thai bank

Management Commentary

“The fourth quarter was another period of progress and execution for PureCycle,” said Dustin Olson, Chief Executive Officer of PureCycle Technologies. “We ramped our operations in Denver and Ironton, advanced our customer pipeline, and made meaningful progress on our growth in Thailand. I have never felt better about our ability to reliably supply Ironton as we ramp toward full production rates.”

Olson continued, “When I take a step back, 2025 was very much a year of technical qualifications and successes. Being able to develop food-grade quality products like film for flexible food packaging, coffee lids, stand-up pouches, and yogurt cups should set us up incredibly well for the future. Looking ahead, 2026 goals are about the commercial ramp and work toward selling out the plant.”

On the Gen-2 design progress, Olson added, “This is incredibly important to the long-term future of PureCycle. We’ve known for years that our process consumes significantly less energy than virgin production, but now we are seeing that cost efficiencies of a higher capacity unit should translate into a permanent cost and return advantage in a market that represents approximately 200 billion pounds per year of annual demand.”

Operational Update

PureCycle’s Ironton facility continued to ramp production in the fourth quarter, producing a record 7.5 million pounds of PureFive® recycled polypropylene, with intermittent record daily production rates also achieved during the quarter. The Company is pacing production levels ahead of the commercial ramp, indicating expected further upside as customer demand scales.

The Denver sorting facility added a third shift during the quarter, resulting in a 44% increase in feedstock processed versus Q3. Denver ramped to 14 million pounds of feedstock in Q4, a 35% increase over its prior quarterly high. The Company is actively sourcing from more than 15 feedstock suppliers, including the largest domestic producers, and has reduced procurement costs by 6 cents per pound over the past 12 months.

The Company has scheduled a planned maintenance outage at the Ironton Facility for approximately 30 days between mid-April and mid-May 2026. The facility’s original design included planned annual turnarounds, and the last outage was in April 2024. Improvement projects developed from prior rate tests at 12,500 and 14,000 pounds per hour are expected to improve reliability, production rates, and product quality. The Company is building product inventory ahead of the outage to avoid interruption to customer shipments during Q2 branded application launches.

Commercial Update

PureCycle achieved its fourth consecutive quarter of sequential revenue growth, booking $2.7 million in Q4 revenue. The Company is actively shipping to 11 customers, with roughly half branded and half unbranded, and expects additional conversions with new branded customers to begin as early as next month.

The previously discussed application pipeline representing 40–50 million pounds at full ramp is on track to start ramping in Q2/Q3 2026, with an additional 20–25 million pounds at full ramp planned to start ramping in Q3/Q4 2026. The sales pipeline also continues to build, with the Company currently engaged in various stages with more than 170 opportunities.

The Company has demonstrated technical success across numerous high-value, underserved applications, with branded pricing consistent with prior margin guidance.Key target markets in 2026 include quick-serve restaurant (QSR) hot lids and cold beverage packaging, caps and closures, and BOPP film applications such as snack wrappers and stand-up pouches. PureCycle continues to see growing inbound interest from converters who are experiencing quality limitations with some mechanically recycled materials.

Looking ahead, we believe brands are increasingly focused on growth and innovation in 2026 after a challenging 2025 marked by tariffs, inflation, and supply chain disruption. New innovative packaging is emerging as a major theme, with Consumer Packaged Goods (CPG) companies making significant investments to reach regulatory requirements. We see this development as a tailwind for PureCycle’s commercial efforts.

Expansion Update

Rayong, Thailand

PureCycle’s Rayong, Thailand project continues to advance on schedule for 2027 mechanical completion. The Company has signed feedstock LOIs with nine regional suppliers (six domestic), where the domestic suppliers exceed the first purification line capacity at minimum supply annual levels. Local commercial interest has been strong, and we believe domestic packaging companies view PureCycle’s material as a way to grow their export business. The Company has submitted its application to the Thailand Board of Investment, which, if approved, would provide an 8-year full tax holiday and 5-year 50% reduction. This represents approximately $100 million in avoided cash taxes. PureCycle currently expects to break ground in the second half of 2026, with strong support from its local partner IRPC.

Antwerp, Belgium

PureCycle’s first European facility in Antwerp, Belgium remains on track with construction expected to begin by Q1 2027 following issuance of the permit. Global brand conversations are accelerating as the Thailand and Antwerp projects progress.

Gen-2 Design

Initial Gen-2 purification design work, completed in early 2026, has yielded encouraging results. The contemplated design shows no technical constraints on plants with up to 500 million pounds of annual capacity. Expected capital expenditure per pound of capacity continues to decrease, approaching $1.50 per pound for greenfield sites and $1.00 per pound for brownfield expansions. Operating efficiencies will increase at higher capacity levels as variable costs do not scale linearly. Gen-2 cash costs are expected to fall below virgin on-purpose polypropylene production. This is an important milestone given PureCycle’s process already demonstrates significantly less energy consumption than virgin production.

Leadership Update

Effective March 1, 2026, Jaime Vasquez will retire from PureCycle. The Company thanks him for his service and support over the prior two years. Concurrent with this change, Donald Carpenter has been appointed Chief Financial Officer. Carpenter served as SVP Finance from January 1, 2026 and as VP of Finance from March 2022 through December 2025, and brings over 20 years of experience in corporate finance, treasury, and capital markets. He is a Certified Public Accountant, Certified Treasury Professional, and holds an MBA in Banking & Finance and a BBA in Accounting & Management Information Systems from Sam Houston State University.

As previously announced, the Company appointed two new directors to its Board: Dr. Siri Jirapongphan and Valerie Mars. Dr. Jirapongphan serves as independent director and Chairman of the Audit Committee of Bangkok Bank PLC, and previously served as Thailand’s Minister of Energy (2017–2019) and Chairman of IRPC PLC. He holds a doctorate in chemical engineering from MIT. Ms. Mars retired as Senior Vice President & Head of Corporate Development for Mars, Incorporated, and holds a B.A. from Yale University and an MBA from Columbia Business School.

Financial Update

PureCycle ended the fourth quarter with $181.6 million in total cash and marketable securities, compared to $247.3 million at the end of Q3.

During the quarter, total ongoing operations spending was $24.5 million, comprised of $14.2 million in operations costs including Denver and feedstock, and $10.3 million in corporate expenses. Ongoing operations spending remained in line with prior cost guidance of approximately $8–9 million per month. Revenue was delayed due to customer adoption timing.

The Company received $2.3 million in cash from customers and $10.0 million in proceeds from SOPA Bonds. Project spend totaled $12.6 million, and debt service was $38.6 million, which included $20.3 million in non-recurring debt service from an equipment lease payoff and $9.8 million in non-recurring bond principal payments.

Fourth Quarter 2025 Conference Call Details

Date: February 26, 2026

Time: 5:00 p.m. EST

Participant Link: PureCycle Technologies Fourth Quarter 2025 Corporate Update

For participants interested in a listen-only webcast, please access the conference call using the above link. For a calendar reminder, please click HERE.

The conference call will have a live Q&A session. For analyst participants who would like to ask management a question after prepared remarks, please click HERE You will receive a number and a unique access pin.

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PureCycle Contact

Christian Bruey

cbruey@purecycle.com

Investor Relations Contact

Eric DeNatale

edenatale@purecycle.com

About PureCycle Technologies

PureCycle Technologies LLC., a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented dissolution recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as #5 plastic) into a continuously renewable resource. The unique purification process removes color, odor, and other impurities from #5 plastic waste resulting in our PureFive™ resin that can be recycled and reused multiple times, changing our relationship with plastic. www.purecycle.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the continued execution of PureCycle’s business plan, the expected results of tests and trials, the expected timing of commercial sales, and planned future updates. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally relate to future events or PureCycle’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of PureCycle’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in each of PureCycle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and PureCycle’s Quarterly Reports on Form 10-Q for various quarterly periods, those discussed and identified in other public filings made with the Securities and Exchange Commission by PureCycle and the following: PCTs’ ability to obtain funding for our operations, future capital requirements and future growth, and to continue as a going concern; PCT’s ability to meet, continue to meet, and comply on an ongoing basis with, the numerous regulatory requirements applicable to our PureFive® resin (as defined below) both generally and in food-grade applications and, more broadly, the operations of our facilities (including in the United States, Europe, Asia and other future international locations); expectations and changes regarding PCT’s strategies and future financial performance, including future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives, which could be impacted by significant changes to tariffs on foreign imports; the ability of PCT’s first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”) to be appropriately certified by Leidos (as defined below), following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner, or at all; PCT’s ability to meet, and to continue to meet, the requirements imposed upon us and our subsidiaries by the funding for our operations, including the funding for the Ironton Facility and the Planned Facilities (as defined below); PCT’s ability to minimize or eliminate the many hazards and operational risks at our manufacturing facilities that can result in potential injury to individuals, disrupt our business, including interruptions or disruptions in operations at our facilities, and subject us to liability and increased costs; PCT’s ability to complete the necessary funding with respect to, and complete the construction of, the new polypropylene recycling facility in Thailand (the "Thailand Facility"), our first commercial-scale European plant located in Antwerp, Belgium (the "Belgium Facility"), and the purification facility to be built in Augusta, Georgia (the "Augusta Facility" and, together with the Thailand Facility and the Belgium Facility, the “Planned Facilities”) in a timely and cost-effective manner; PCT’s ability to procure, sort and process polypropylene plastic waste at our planned plastic waste prep facilities; PCT’s ability to maintain exclusivity under The Procter & Gamble Company license; the implementation, market acceptance and success of PCT’s business model and growth strategy, which includes our ability to bring a total of one billion pounds of installed polypropylene recycling capability online by 2030, and our ability to meet related construction, regulatory, and financing requirements; the ability to negotiate multi-year offtake agreements at appropriate margins to fund ongoing operations; the possibility that PCT may be adversely affected or potentially impacted by economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts (such as tariffs); changes in the prices and availability of materials (such as steel and other materials needed for the construction of future Feed PreP and purification facilities), including those changes caused by inflation, tariffs and supply chain conditions, such as increased transportation costs, and our ability to obtain such materials in a timely and cost-effective manner; the ability to source feedstock with a high polypropylene content at a reasonable cost; the development of direct competitors in the recycled polypropylene segment that could impact the demand for PCT’s products; the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party; geopolitical risk and changes in applicable laws or regulations; changes in the prices and availability of labor (including labor shortages), turnover in employees, and increases in employee-related costs; any business disruptions due to political or economic instability, pandemics, or armed hostilities (including the ongoing conflict between Russia and Ukraine and instability in the Middle East); and operational risks associated with the ability to operate the Ironton Facility and the Planned Facilities, as and when operative, at nameplate capacity.

PCT undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.